UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2017

PETROSHARE CORP.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-37943 (Commission File Number)	46-1454523 (I.R.S. Employer Identification No.)

9635 Maroon Circle, Suite 400

Englewood, Colorado 80112

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (303) 500-1160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01              Completion of Acquisition of Disposition of Assets.

As previously disclosed in its Current Report on Form 8-K filed on February 28, 2017, PetroShare Corp. (the “Company”) entered into a purchase and sale agreement dated February 23, 2017 (“Agreement”) with Morning Gun Exploration LLC (“Morning Gun”), a Colorado limited liability company.  On April 3, 2017, the Company completed the acquisition of oil and gas assets from Morning Gun pursuant to the Agreement. Simultaneous with the closing of the acquisition, Providence Energy Operators, LLC, a Delaware limited liability company based in Texas (“Providence”), which is the Company’s principal lender and owner of 13.7% of the Company’s common stock, acquired 50% of the Company’s interest in the Morning Gun assets in exchange for approximately $1.3 million.

The Morning Gun assets include oil and gas leases located in Adams and Weld Counties, Colorado, covering approximately 5,874 gross (1,462 net) acres, except that Morning Gun reserved to itself all rights that exist below 50 feet above the top of the uppermost J Sand formation for those lands located in Township 7 North, Range 63 West in Weld County, Colorado. The acquisition was effective January 1, 2017.

The net purchase price to the Company’s retained interest in the Morning Gun assets following Providence’s acquisition and a reduction in purchase price due to title defects was $1,284,589.  The Company paid a deposit of $258,250 at the time it entered into the Agreement, which was credited against the net purchase price at closing. The Company paid the remainder of the net purchase price using cash in the amount of $216,339 and the issuance to Morning Gun of 450,000 shares of the Company’s common stock, valued at $1.80 per share. Pursuant to the Agreement, the parties indemnified each other against certain liabilities, including liabilities related to ownership and operation of the assets.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed on February 28, 2017.

Item 3.02              Unregistered Sales of Equity Securities.

The information included in Item 2.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

The offer and sale of securities to Morning Gun were made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”).  Such offer and sale was made solely to “accredited investors” as defined in Rule 501 under the Securities Act and was made without any form of general solicitation. All of the securities issued to Morning Gun are restricted from resale in accordance with applicable securities laws.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PetroShare Corp.

Date: April 6, 2017	By:	/s/ Stephen J. Foley
Stephen J. Foley, Chief Executive Officer